Warrant: B-WARRANT-___

B-WARRANT-___ Expiring February 2, 2010.

           This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933. This Warrant and such shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act. This Warrant and such shares may not be transferred except upon the conditions specified in this Warrant, and no transfer of this Warrant or such shares shall be valid or effective unless and until such conditions shall have been complied with.


     Right to Purchase ________ Shares of Series B Participating
                         Convertible Preferred Stock of
                   GraphOn Corporation, a Delaware corporation
                   (subject to adjustment as provided herein)

       SERIES B PARTICIPATING CONVERTIBLE PREFERRED STOCK PURCHASE WARRANT

                                February 2, 2005

GRAPHON CORPORATION, a Company organized under the laws of the State of Delaware (the "Company"), hereby certifies that, for value received, ___________, or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after February 2, 2005 (the "Original Issue Date") and before 5:00 p.m., New York time, on February 2, 2010, _________ fully paid and nonassessable shares of Series B Stock (as hereinafter defined), $0.01 par value per share, of the Company, at a per share price of $40.00 (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Series B Stock and the Purchase Price are subject to adjustment as provided herein.

Background: This Warrant is one of (i) the 5-year warrants, exercisable to purchase an aggregate of 74,074 shares of Series B Stock (the "Series B Warrants"), sold to the Investors in Units with an aggregate of 148,148 shares of Series A Participating Convertible Preferred Stock of the Company (the "Series A Stock") upon the terms and conditions set forth in that certain Unit Subscription Agreement, dated of even date herewith, between the Company and the Investors (the "Unit Subscription Agreement") or (ii) warrants of like tenor to purchase an additional 7,407 shares of Series B Stock granted to Griffin Securities, Inc. in connection with the sale of securities to the Investors. Capitalized terms not otherwise defined herein have the meaning set forth in the Unit Subscription Agreement.

As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

The term "Company" shall include GraphOn Corporation and any corporation or other entity which shall succeed to or assume, directly or indirectly, the obligations of the Company hereunder.

The term "Common Stock" includes (a) the Company's Common Stock, $0.0001 par value per share, as authorized on the date of the Subscription Agreement, (b) any other common stock of any class or classes of the Company, authorized on or after such date, and (c) any other securities into which any of the common stock described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

The term "Holder" shall mean the registered holder of this Warrant.

The term "Series B Stock" means (a) the Company's Series B Participating Convertible Preferred Stock, $0.01 par value per share, as authorized on the Original Issue Date, and (b) any other securities into which any of the Series B Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

The term "Expiration Date" shall mean February 2, 2010.

The term "Other Securities" refers to any stock (other than Series B Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Series B Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Series B Stock or Other Securities pursuant to Sections 3, 4 and 5 or otherwise.

The term "Warrant" means, as applicable, this Warrant or each right as set forth in this Warrant to purchase one share of Series B Stock.

1. Exercise of Warrant.

1.1. Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant, in whole or in part, in accordance with the terms of subsection 1.2, such number of shares of Series B Stock of the Company as are designated by the Holder in the form of subscription attached as Schedule A hereto (the "Subscription Form"), subject to adjustment pursuant to Sections 3, 4 and 5.

1.2. Exercise. This Warrant may be exercised in full or in part by the Holder hereof by surrender of this Warrant, with the Subscription Form duly executed by the Holder, to the Company at its principal office or at the office of its Warrant agent (as provided in Section 11), and (a) accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Series B Stock for which this Warrant is to be exercised by the Purchase Price (as hereinafter defined) then in effect or (b) accompanied by a form of cashless exercise in the form attached hereto as Schedule B hereto (a "Cashless Exercise"). In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of shares of Series B Stock determined by multiplying the number of shares of Series B Stock designated in the Subscription Form by a fraction, the numerator of which shall be the difference between the Fair Market Value per share of Series B Stock (as defined below) and the per share Purchase Price, and the denominator of which shall be the then Fair Market Value per share of Series B Stock.

In the event of partial exercise of the Warrant, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as the Holder (upon payment by the Holder of any applicable transfer taxes), may request, the number of shares of Series B Stock for which such Warrant may still be exercised.

1.3. Fair Market Value. Fair Market Value of a share of Series B Stock as of a particular date (the "Determination Date") shall mean the Fair Market Value of the shares of the Common Stock issuable upon conversion of such share. Fair Market Value of a share of Common Stock as of a Determination Date shall mean:

          (a) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System or the NASDAQ SmallCap Market, then the closing or last sale price, respectively, reported for the last five trading days immediately preceding the Determination Date.

          (b) If the Common Stock is not traded on an exchange or on the NASDAQ National Market System or the NASDAQ SmallCap Market but is traded in the over-the-counter market, then the average of the high sales prices reported for the last five trading days immediately preceding the Determination Date; provided that if there is no reported high sales price reported on any of the ten trading days immediately preceding this Determination Date, then the Fair Market Value shall be the average of the high bid and asked prices for such days; and if there are no reported high bid and asked prices, as the case may be, reported on any of the ten trading days preceding the Determination Date hereunder, then the Fair Market Value shall be determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

          (c) Except as provided in clause (d) below, if the Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of agreement by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen by the Company from a panel of persons qualified by education and training to pass on the matter to be decided.

          (d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to Holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon conversion of the Series B Stock issuable upon exercise of the Warrant are outstanding at the Determination Date.

1.4. Corporate Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

1.5. Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the Holders of the Warrants pursuant to Subsection 4.2, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 11 and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

2. Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Series B Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Series B Stock (or Other Securities) to which the Holder shall be entitled to upon such exercise, plus, in lieu of any fractional shares to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

3. Adjustment for Dividends In Other Stock, Property, etc. Reclassification, etc. In case at any time or from time to time, the holders of Series B Stock, Common Stock or Other Securities shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

      (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

      (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

      (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate arrangement, other than additional shares of Series B Stock, Common Stock or Other Securities issued as a stock dividend or in a stock split (adjustments in respect of which are provided for in Section 5), then and in each such case the Holder, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) which the Holder would hold on the date of such exercise if on the date hereof the Holder had been the holder of record of the number of shares of Series B Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section
      3) receivable by the Holder as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 4 and 5.

4. Adjustment for Reorganization, Consolidation, Merger, etc.

4.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Series B Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which the Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if the Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 3 and 5.

4.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holders of the Warrants after the effective date of such dissolution pursuant to this Section 4 to a bank or trust company having its principal office in New York, New York, as trustee for the Holder or Holders of the Warrants.

4.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any such transfer) referred to in this
Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 6.

5. Voting Rights. The Holder of this Warrant shall have the right to vote as a class with other holders of warrants of similar tenor and holders of Series B Stock on the following proposals by the Company to the extent such proposals are submitted to a vote of holders of Series B Stock:

                     (a) amend or repeal any provision of, or add any provision to, the Company's Certificate of Incorporation or By-Laws if such action would alter adversely the liquidation preferences of, or other priorities, rights or privileges provided for the benefit of, the Series B Stock; or

                     (b) authorize or issue shares of any class or series of stock (other than the Series A Stock and Series B Stock) having any preference or priority as to dividends, voting or liquidation or other rights superior to any such preference, priority, right or privilege of the Series B Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Company having any preference or priority as to dividends, voting or liquidation or other rights superior to any such preference, priority, right or privilege of the Series B Stock; or

                     (c) reclassify any class or series of stock junior to the Series B Stock into stock senior to the Series B Stock with respect to any preference, priority, right or privilege; or

                     (d) elect to (i) sell or otherwise dispose of all or substantially all of the assets of the Company, (ii) merge or consolidate the Company with or into any other corporation or other entity in any transaction as a result of which the stockholders of the Company immediately prior to such transaction do not hold a majority of the combined voting power of the surviving corporation or other entity immediately after such transaction, (iii) wind up, dissolve or liquidate the Company or (iv) revoke any such election.

6. Extraordinary Events Regarding Common Stock or Series B Stock. In the event that the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Series B Stock or Common Stock, (b) subdivide its outstanding shares of Series B Stock or Common Stock or (c) combine its outstanding shares of Series B Stock or Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then effective Purchase Price by a fraction, the numerator of which shall be the fully diluted number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the fully diluted number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 6. The number of shares of Series B Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be increased only to a number determined by multiplying the number of shares of Series B Stock that would otherwise (but for the provisions of this Section 6) be issuable on such exercise by a fraction of which (I) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 6) be in effect and (II) the denominator is the Purchase Price in effect on the date of such exercise.

7. Chief Financial Officer's Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Series B Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of: (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold; (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding; and (c) the Purchase Price and the number of shares of Series B Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant agent of the Company (appointed pursuant to Section 11 hereof).

8. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statement. The Company will at all times reserve and keep available solely for issuance and delivery on the exercise of the Warrants, all shares of Series B Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof to receive, upon request, copies of all financial and other information distributed or required to be distributed to the holders of the Series B Stock or Common Stock.

9. Assignment; Exchange of Warrant. (a) Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred in whole or in part by any registered Holder hereof (a "Transferor"). On the surrender for transfer of this Warrant, with the Transferor's endorsement in the form of Schedule C attached hereto (the "Transferor Endorsement Form"), to the Company, the Company at its expense, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof, a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Series B Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

      (b) In the event the Company files the Certificate of Amendment in accordance with the Unit Subscription Agreement and simultaneously reserves for issuance upon conversion of the Series A Stock and Series B Stock a number of shares of Common Stock equal to the aggregate number of shares of Common Stock then issuable upon conversion of all the Series A Stock and Series B Stock, this Warrant shall automatically be converted into an Exchange Warrant, in substantially the form attached to the Unit Subscription Agreement, exercisable to purchase the number of shares of Common Stock and other securities issuable upon conversion of the Series B Stock and Other Securities underlying this Warrant at an aggregate exercise price equal to the aggregate exercise price of this Warrant. Thereafter, upon surrender for exchange of this Warrant, the Company at its expense will issue and deliver to the registered Holder a new Exchange Warrant in the name of the Holder for such number of shares.

10. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

11. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent having an office in New York, New York for the purpose of issuing Series B Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1; transferring or exchanging this Warrant pursuant to
Section 9, and replacing this Warrant pursuant to Section 10, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

12. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company or converted into an Exchange Warrant, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13. Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by the Holder or, until any the Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holders of outstanding Series B Warrants exercisable to purchase a majority of the shares of Series B Stock underlying all outstanding Series B Warrants. This Warrant shall be construed and enforced in accordance with and governed by the laws of state of New York. Headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

      IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the date first written above.

GraphOn Corporation


By:_________________________________
Name:
Title:

                                   SCHEDULE A

                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)

TO: GraphOn Corporation

      The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _____ shares of Series B Participating Convertible Preferred Stock of GraphOn Corporation. and herewith makes payment of $_________ therefor, and requests that the certificate for such shares be issued in the name of, and delivered to _________ whose address is ___________________.


Dated: _______, 20___



------------------------------------
(Signature must conform to name of
Holder as specified on the face of the Warrant)

------------------------------------
(Address)

                                   SCHEDULE B

                             CASHLESS EXERCISE FORM

      The undersigned hereby irrevocably elects to surrender the undersigned's Warrant for such shares of Series B Participating Convertible Preferred Stock of GraphOn Corporation pursuant to the Cashless Exercise provisions of the within Warrant, as provided for in Section 1.2(b) of such Warrant.

      Please issue a certificate or certificates for such Series B Participating Convertible Preferred Stock in the name of, and pay cash for fractional shares to:

Name:_____________________________________

(Please print Name, Address and Taxpayer Identification No.)

Address:________________________________________

  ----------------------------------------

Taxpayer Identification No. ________________________


Signature: ______________________________________

NOTE: The above signature should correspond exactly with the name on the first page of this Warrant or with the name of the assignee appearing in the assignment form.

                                   SCHEDULE C

                         FORM OF TRANSFEROR ENDORSEMENT
                   (To be signed only on transfer of Warrant)

      For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Series B Participating Convertible Preferred Stock of GraphOn Corporation to which the within Warrant relates specified under headings "Percentage Transferred" and "Number Transferred", respectfully, opposite the name(s) of such person(s) and appoints each such person(s) Attorney to transfer its respective right on the books of the Company with full power of substitution in the premises.

                          Percentage                Number
Transferees               Transferred               Transferred





Dated: ________________, 20__

----------------------------------
(Signature must conform to name of Holder as specified on the face of the Warrant)


Signed in the presence of:


----------------------------
----------------------------------
(Name) (Address)


ACCEPTED AND AGREED:
[TRANSFEREE] __________________________________ (Address)




----------------------------
(Name)